Exhibit 15.1

To the Board of Directors and Shareholders of Morgan Stanley:

We are aware that our reports dated May 5, 2020, August 4, 2020, and November 3, 2020, on our review of interim financial information of Morgan Stanley and subsidiaries (the “Firm”) appearing in the Firm’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, respectively, are incorporated by reference in this Amendment No. 1 to Registration Statement No. 333-251157 on Form S-4.

/s/ DELOITTE & TOUCHE LLP

New York, New York
January 15, 2021